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                                                                    EXHIBIT 23.1

Board of Directors
Family Restaurants, Inc.:

We consent to incorporation by reference in the registration statement (No. 333- _______) on Form S-4 of Family Restaurants, Inc. as of July 1, 1998, relating to the consolidated balance sheets of Family Restaurants, Inc. and its subsidiaries as of December 28, 1997 and December 29, 1996, and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995 and the related financial statement schedule, which report appears in the December 28, 1997 Annual Report on Form 10-K of Family Restaurants, Inc. and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


                                              /s/ KPMG Peat Marwick LLP

                                              KPMG PEAT MARWICK LLP

Orange County, California
June 30, 1998